UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2006

SMART ONLINE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2530 Meridian Parkway, 2nd Floor Durham, North Carolina (Address of principal executive offices)	27713 (Zip Code)

Registrant’s telephone number, including area code: (919) 765-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.     Notice of Delisting or Failure to Satisfy A Continued Listing Rule or Standard; Transfer of Listing

On January 17, 2006, NASDAQ notified Smart Online, Inc. (the “Company”), of NASDAQ’s withdrawal of its approval of the Company’s application to list its securities on The Nasdaq Capital Market.

The action by NASDAQ followed the issuance on January 17, 2006, by the Securities and Exchange Commission (“SEC”) of an order temporarily suspending, pursuant to Section 12(k) of the Securities Exchange Act of 1934, the trading of the securities of the Company from 9:30 a.m. EST, January 17, 2006 through 11:59 p.m. EST, January 30, 2006. The SEC indicated that the reason for the suspension was a lack of current and accurate information concerning the Company’s securities because of possible manipulative conduct occurring in the market for the Company’s stock. The SEC also issued a release that cautions brokers and dealers about the need to comply with Rule 15c-2-11 before entering quotations relating to the Company’s securities.

The Company does not know whether the SEC order will be extended beyond the January 30, 2006 suspension period, when the SEC will complete its investigation, the result of the investigation or its effect on the Company. The Company intends to fully cooperate with the SEC during its investigation.

On January 17, 2006, the Company issued a press release regarding the actions of the SEC and of NASDAQ. The press release is filed herewith as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release, dated as of January 17, 2006.
99.2	Letter from NASDAQ dated January 17, 2006
99.3	Order of Suspension of Trading dated January 17, 2006
99.4	Securities Exchange Act of 1934 Release No. 53129 dated January 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART ONLINE, INC.

January 19, 2006	By: /s/ Michael Nouri
Name: Michael Nouri
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated as of January 17, 2006.
99.2	Letter from NASDAQ dated January 17, 2006
99.3	Order of Suspension of Trading dated January 17, 2006
99.4	Securities Exchange Act of 1934 Release No. 53129 dated January 17, 2006